Exhibit 99.1
Alkermes Contacts:
For Investors: Rebecca Peterson, (617) 583-6378
For Media: Jennifer Snyder, (617) 583-6166
ALKERMES SIGNS LEASE FOR NEW HEADQUARTERS IN WALTHAM, MASSACHUSETTS
Cambridge, MA, April 22, 2009 — Alkermes, Inc. (NASDAQ: ALKS) today announced plans to move its corporate headquarters to Waltham, Massachusetts from Cambridge, Massachusetts. In connection with the move, the company has signed a lease agreement and is building out a 100,000 square foot facility on Winter Street. The company anticipates that the move will be completed in early calendar year 2010. Alkermes expects the relocation to result in annual cash savings in fiscal year 2011 and beyond of approximately $8 million.
“By taking advantage of the current real estate market conditions, we are able to improve our business operations by moving to a central location in a brand new facility. This relocation to Waltham offers economic advantages by providing a lower cost of doing business and increasing our flexibility to invest in our proprietary product pipeline,” stated Jim Frates, chief financial officer of Alkermes. “We look forward to being part of Waltham’s business community.”
“We are delighted to join a growing cluster of biotechnology companies in Waltham. The new building provides us with an ideal location and an opportunity to design a space that specifically fits our needs,” said Gordon Pugh, chief operating officer. “The new facility is a certified Leadership in Energy and Environmental Design (LEED) green building and will have state-of-the-art laboratory space to support our research and development activities as we advance our proprietary product programs.”
Alkermes will continue to operate its commercial manufacturing facility in Wilmington, Ohio. The company manufactures two commercial products, RISPERDAL® CONSTA® and VIVITROL®, at its Ohio facility.

About Alkermes
Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol dependence and manufactures RISPERDAL® CONSTA® for schizophrenia. Alkermes’ robust pipeline includes extended-release injectable, pulmonary and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Cambridge, Massachusetts, Alkermes has research facilities in Massachusetts and a commercial manufacturing facility in Ohio.
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the anticipated costs and savings associated with relocating to Waltham and the timing of the move. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: that expected cost savings can be highly variable and uncertain; that the build out of the Waltham facility could be delayed, which may result in increased costs and risks; relocation could adversely affect employee retention and focus; and it may be difficult to manage operations during the overlapping period that the Waltham and Cambridge facilities are both open. For further information with respect to factors that could cause the company’s actual results to differ materially from expectations, reference is made to the reports the company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
VIVITROL® is a registered trademark of Alkermes, Inc. and RISPERDAL® CONSTA® is a registered trademark of Janssen-Cilag group of companies.
###